Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED OCTOBER 31, 2013
Minot, ND – December 10, 2013 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and year-to-date ended October 31, 2013.
During the three month period ended October 31, 2013, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the three month period ended October 31, 2013 compared to the same period of the prior fiscal year. Net income available to common shareholders increased from the year-earlier period.
For the three month period ended October 31, 2013, as compared to the same period of the prior fiscal year:
•	Revenues increased to $66.2 million from $62.3 million.
•	Total expenses increased by approximately $4.6 million, or 10.8%, in the three months ended October 31, 2013 compared to the three months ended October 31, 2012, from $42.4 million to $47.0 million.
•
FFO decreased to $20.0 million on approximately 126,713,000 weighted average shares and units outstanding, from $20.7 million on approximately 113,690,000 weighted average shares and units outstanding ($.16 per share and unit compared to $.18 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $5.9 million compared to $5.6 million in the same period of the prior fiscal year.

During the six month period ended October 31, 2013, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall increased and on a per share and unit basis decreased for the six month period ended October 31, 2013 compared to the same period of the prior fiscal year. Net income available to common shareholders decreased from the year-earlier period.
For the six month period ended October 31, 2013, as compared to the same period of the prior fiscal year:
•	Revenues increased to $131.7 million from $121.6 million.
•	Total expenses increased by approximately $12.1 million, or 14.3%, in the six months ended October 31, 2013 compared to the six months ended October 31, 2012, from $84.5 million to $96.6 million.
•
FFO increased to $39.6 million on approximately 125,440,000 weighted average shares and units outstanding, from $38.3 million on approximately 112,458,000 weighted average shares and units outstanding ($.32 per share and unit compared to $.34 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $6.1 million compared to $6.7 million in the same period of the prior fiscal year.

Significant Events and Transactions during the second quarter of fiscal year 2014:
•	the acquisition of a multi-family residential property in Sartell, Minnesota, for approximately $2.8 million, adding 24 units to the Company's multi-family residential portfolio.
•	the acquisition of a senior housing property with an associated parcel of unimproved land in Sartell, Minnesota, for approximately $12.4 million.
•	the acquisition of a multi-family residential property in Grand Forks, North Dakota, for approximately $10.6 million, adding 96 units to the Company's multi-family residential portfolio.
•	the disposition of three commercial office properties and five commercial industrial properties for a total sales price of approximately $47.4 million.
•	the commencement of construction of the Company's 165-unit Arcata Apartments project in Golden Valley, Minnesota.
•
the commencement of construction of the RED 20 project in northeast Minneapolis, Minnesota, with 130 apartment units and approximately 10,000 square feet of commercial space, of which project the Company owns approximately 58.6%, with the remainder owned by the Company's joint venture partner.

•	the commencement of construction of the Company's 251-unit Cardinal Point Apartments project in Grand Forks, North Dakota.
•
the execution of a Sales Agreement with Robert W. Baird & Co. Incorporated, under which the Company may from time to time offer and sell its common shares of beneficial interest having an aggregate gross sales price of up to $75.0 million, pursuant to an at-the-market (ATM) program.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "I am pleased to report that we are continuing to make progress in our planned disposition of non-core properties, sustaining the momentum we achieved in the first quarter of the current fiscal year by closing in the second quarter on the sale of five industrial and three office properties, for a gain on sale of approximately $4.7 million. We added 120 apartment units in our multi-family portfolio following our purchase of apartment properties in Sartell, Minnesota and Grand Forks, North Dakota, and acquired during the quarter an interest in a joint venture entity currently constructing a 130-unit multi-family residential property with 10,000 square feet of commercial space in Minneapolis, Minnesota. Our River Ridge and Cypress Court Apartment developments, in Bismarck, North Dakota and St. Cloud, Minnesota, respectively, are scheduled for completion in the third quarter of the current fiscal year, and we continue to expect strong lease-up at these projects at completion. Additionally, results improved at our stabilized properties in the second quarter, driven by some improvement in occupancy in our commercial office segment. We believe we have made progress in the second quarter on maximizing the opportunities available to us in our home Great Plains region."
______________________________
1    The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties decreased by approximately $797,000 or 2.0%, during the three month period ended October 31, 2013, compared to the same period one year ago. Non-stabilized properties accounted for $1.3 million of the decrease while stabilized properties3 increased by approximately $476,000.
We see positive improvement in NOI results in all of our stabilized segments, with sustained high occupancy in multifamily and increased occupancy in commercial office and commercial healthcare segments being the significant drivers. Non-stabilized comparative NOI results were impacted by the recording of a gain on involuntary conversion of $2.3 million dollars in the same period of the prior fiscal year. Absent that gain, overall NOI results showed an approximately $1.5 million increase compared to the same quarter in the previous fiscal year.
NOI from all properties increased by $3.6 million, or 4.7%, during the six month period ended October 31, 2013, compared to the same period one year ago. Non-stabilized properties accounted for $2.1 million of the increase while stabilized properties added $1.5 million.
All segments are contributing to increased comparative year to date NOI with improved occupancy and development projects placed in service. Comparative results were impacted by a larger gain on involuntary conversion in the prior fiscal year. The gain on involuntary conversion during the six months ended October 31, 2013 was approximately $966,000, as compared to $2.3 million in the same period of the prior fiscal year. Absent the increase in the gain on involuntary conversion of $1.3 million, overall NOI results for all segments showed a $4.9 million comparative NOI increase. Detail on NOI by segment is provided in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2013.
Physical occupancy as of October 31, 2013 compared to October 31, 2012 increased in two of our five reportable segments (commercial office and commercial healthcare), decreasing in our multi-family residential and commercial retail segments, on a stabilized basis and an all-property basis. Physical occupancy as of October 31, 2013 compared to October 31, 2012 in our commercial industrial segment increased 3.5% on a stabilized basis but decreased 10.5% on an all-property basis. The decrease in occupancy in our commercial industrial segment on an all-property basis was due primarily to vacancy at our Stone Container Roseville property, approximately 211,000 square feet of which is we are considering for redevelopment.
Physical Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	As of October 31,		As of October 31,
Segments	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	94.6%	95.4%	93.8%	94.6%
Commercial Office	81.0%	78.9%	81.0%	78.9%
Commercial Healthcare	96.1%	95.1%	96.2%	95.1%
Commercial Industrial	83.3%	79.8%	72.4%	82.9%
Commercial Retail	85.9%	88.0%	85.9%	88.0%

a.	Non-stabilized properties consist of the following properties (re-development and in-service development properties are listed in bold type):
FY2014 -	Multi-Family Residential -
Alps Park, Rapid City, SD; Chateau I, Minot, ND; Colonial Villa, Burnsville, MN; Colony, Lincoln, NE; Cypress Court, St. Cloud, MN; First Avenue, Minot, ND; Lakeside Village, Lincoln, NE; Landing at Southgate, Minot, ND; Pinecone Villas, Sartell, MN; Ponds at Heritage Place, Sartell, MN; Quarry Ridge II, Rochester, MN; River Ridge, Bismarck, ND; Southpoint, Grand Forks, ND; Villa West, Topeka, KS; Whispering Ridge, Omaha, NE and Williston Garden, Williston, ND.
Total number of units, 2,163.

	Commercial Healthcare -	Jamestown Medical Office Building, Jamestown, ND and Legends at Heritage Place, Sartell, MN. Total rentable square footage, 143,396.
	Commercial Industrial -	Minot IPS, Minot, ND and Stone Container, Roseville, MN. Total rentable square footage, 256,770.
	Commercial Retail -	Arrowhead First International Bank, Minot, ND. Total rentable square footage, 3,702.

FY2013 -	Multi-Family Residential -
Chateau I, Minot, ND; Colonial Villa, Burnsville, MN; Colony, Lincoln, NE; Lakeside Village, Lincoln, NE; Ponds at Heritage, Sartell, MN; Quarry Ridge II, Rochester, MN; Villa West, Topeka, KS and Williston Garden, Williston, ND.
Total number of units, 1,384.

	Commercial Industrial -	Stone Container, Roseville, MN. Total rentable square footage, 229,072.
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2	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Stabilized properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.

Acquisitions and Dispositions
During the second quarter of fiscal year 2014, the Company closed on its acquisitions of:
•
a 24-unit multi-family residential property and a 98,174-square foot senior housing property (with an associated parcel of unimproved land) in Sartell, Minnesota, on approximately 21.6 acres of land, for a purchase price of $15.2 million, paid in cash;

•
a 96-unit multi-family residential property in Grand Forks, North Dakota, on approximately 6.0 acres of land, for a purchase price of $10.6 million, of which $10.4 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $200,000;

•
an approximately 58.6% interest in a joint venture entity currently constructing the RED 20 project in Minneapolis, Minnesota, a 130-unit multi-family residential property with approximately 10,000 square feet of commercial space; and

•	an approximately 9.2 acre parcel of vacant land in Jamestown, North Dakota, acquired for possible future development for a purchase price of approximately $700,000, paid in cash.
Also during the second quarter of fiscal year 2014, the Company placed in service the 108-unit Landing at Southgate multi-family residential property in Minot, North Dakota, owned by a joint venture entity in which the Company has an approximately 51% interest.
During the second quarter of fiscal year 2014, the Company sold three commercial office properties and five commercial industrial properties for a total sales price of $47.4 million.
Shareholder Equity, Distributions and Capital Structure
As of October 31, 2013, IRET had a total capitalization of $2.3 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On October 1, 2013, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 170th consecutive distribution. IRET also paid, on September 30, 2013, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the second quarter of fiscal year 2014, on December 5, 2013, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable January 15, 2014 to common shareholders and unitholders of record on January 2, 2014. Also on December 5, 2013, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable December 31, 2013 to Series A preferred shareholders of record on December 16, 2013, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable December 31, 2013 to Series B preferred shareholders of record on December 16, 2013.
Conference Call Information
The Conference Call for 2nd Quarter Earnings is scheduled for Wednesday, December 11, 2013 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-888-317-6016
International Toll Free Number: 1-412-317-6016
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investors/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 93 multi-family residential properties with 10,705 apartment units; and 65 commercial office properties, 66 commercial healthcare properties (including senior housing), 10 commercial industrial properties and 28 commercial retail properties with a total of approximately 10.8 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2013 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2013	April 30, 2013
ASSETS
Real estate investments
Property owned	$2,032,747	$2,032,970
Less accumulated depreciation	(431,318)	(420,421)
	1,601,429	1,612,549
Development in progress	90,052	46,782
Unimproved land	21,619	21,503
Total real estate investments	1,713,100	1,680,834
Real estate held for sale	2,620	0
Cash and cash equivalents	68,727	94,133
Other investments	642	639
Receivable arising from straight-lining of rents, net of allowance of $784 and $830, respectively	26,336	26,354
Accounts receivable, net of allowance of $235 and $563, respectively	6,541	4,534
Real estate deposits	230	196
Prepaid and other assets	7,605	5,124
Intangible assets, net of accumulated amortization of $21,418 and $27,708, respectively	35,625	40,457
Tax, insurance, and other escrow	11,864	12,569
Property and equipment, net of accumulated depreciation of $1,839 and $1,673, respectively	1,191	1,221
Goodwill	1,100	1,106
Deferred charges and leasing costs, net of accumulated amortization of $20,114 and $18,714, respectively	20,666	22,387
TOTAL ASSETS	$1,896,247	$1,889,554

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$57,453	$50,797
Revolving line of credit	10,000	10,000
Mortgages payable	1,021,170	1,049,206
Other	31,689	18,170
TOTAL LIABILITIES	1,120,312	1,128,173
COMMITMENTS AND CONTINGENCIES
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2013 and April 30, 2013, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at October 31, 2013 and April 30, 2013, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 105,553,856 shares issued and outstanding at October 31, 2013, and 101,487,976 shares issued and outstanding at April 30, 2013)	818,516	784,454
Accumulated distributions in excess of net income	(331,116)	(310,341)
Total Investors Real Estate Trust shareholders' equity	626,074	612,787
Noncontrolling interests – Operating Partnership (21,836,285 units at October 31, 2013 and 21,635,127 units at April 30, 2013)	120,678	122,539
Noncontrolling interests – consolidated real estate entities	29,183	26,055
Total equity	775,935	761,381
TOTAL LIABILITIES AND EQUITY	$1,896,247	$1,889,554

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and six months ended October 31, 2013 and 2012

	(in thousands, except per share data)
	Three Months Ended October 31	Six Months Ended October 31
	2013	2012	2013	2012
REVENUE
Real estate rentals	$54,836	$51,403	$108,812	$100,775
Tenant reimbursement	11,354	10,855	22,885	20,828
TOTAL REVENUE	66,190	62,258	131,697	121,603
EXPENSES
Depreciation/amortization related to real estate investments	16,453	15,009	34,600	29,700
Utilities	5,239	4,798	10,192	8,961
Maintenance	7,203	6,375	14,981	13,539
Real estate taxes	8,432	7,836	16,877	15,721
Insurance	1,421	916	2,729	1,786
Property management expenses	4,217	3,892	8,380	7,541
Other property expenses	3	232	180	566
Administrative expenses	2,310	1,918	4,834	3,878
Advisory and trustee services	217	143	446	279
Other expenses	678	513	1,357	1,032
Amortization related to non-real estate investments	804	749	1,752	1,501
Impairment of real estate investments	0	0	265	0
TOTAL EXPENSES	46,977	42,381	96,593	84,504
Gain on involuntary conversion	0	2,263	966	2,263
Operating income	19,213	22,140	36,070	39,362
Interest expense	(14,848)	(15,727)	(29,500)	(31,544)
Interest income	585	88	773	106
Other income	67	115	89	239
Income from continuing operations	5,017	6,616	7,432	8,163
Income from discontinued operations	5,280	3,394	6,081	3,843
NET INCOME	10,297	10,010	13,513	12,006
Net income attributable to noncontrolling interests – Operating Partnership	(1,226)	(1,290)	(1,276)	(1,541)
Net income attributable to noncontrolling interests – consolidated real estate entities	(284)	(208)	(372)	(274)
Net income attributable to Investors Real Estate Trust	8,787	8,512	11,865	10,191
Dividends to preferred shareholders	(2,878)	(2,878)	(5,757)	(3,471)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,909	$5,634	$6,108	$6,720
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.02	.03	.01	.04
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.04	.03	.05	.03
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.06	$.06	$.06	$.07
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.2600	$.2600

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and six months ended October 31, 2013 and 2012

Three Months Ended October 31,	(in thousands, except per share amounts)
	2013			2012
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$8,787			$8,512
Less dividends to preferred shareholders	(2,878)			(2,878)
Net income available to common shareholders	5,909	104,861	$0.06	5,634	92,475	$0.06
Adjustments:
Noncontrolling interest – Operating Partnership	1,226	21,852		1,290	21,215
Depreciation and amortization(1)	17,490			16,520
Impairment of real estate investments	57			0
Gain on depreciable property sales	(4,698)			(2,753)
Funds from operations applicable to common shares and Units	$19,984	126,713	$0.16	$20,691	113,690	$0.18

Six Months Ended October 31,	(in thousands, except per share amounts)
	2013			2012
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$11,865			$10,191
Less dividends to preferred shareholders	(5,757)			(3,471)
Net income available to common shareholders	6,108	103,606	$0.06	6,720	91,495	$0.07
Adjustments:
Noncontrolling interest – Operating Partnership	1,276	21,834		1,541	20,963
Depreciation and amortization(4)	37,045			32,707
Impairment of real estate investments	1,860			0
Gain on depreciable property sales	(6,641)			(2,680)
Funds from operations applicable to common shares and Units	$39,648	125,440	$0.32	$38,288	112,458	$0.34
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $17,257 and $15,758, and depreciation/amortization from Discontinued Operations of $257 and $798, less corporate-related depreciation and amortization on office equipment and other assets of $24 and $36, for the three months ended October 31, 2013 and 2012, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $36,352 and $31,201, and depreciation/amortization from Discontinued Operations of $748 and $1,641, less corporate-related depreciation and amortization on office equipment and other assets of $55 and $135 for the six months ended October 31, 2013 and 2012, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended October 31, 2013 and 2012

Three Months Ended October 31, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$25,652	$19,367	$16,025	$1,743	$3,403	$66,190
Real estate expenses	11,275	9,525	4,129	548	1,038	26,515
Net operating income	$14,377	$9,842	$11,896	$1,195	$2,365	39,675
Depreciation/amortization						(17,257)
Administrative, advisory and trustee services						(2,527)
Other expenses						(678)
Interest expense						(14,848)
Interest and other income						652
Income from continuing operations						5,017
Income from discontinued operations						5,280
Net income						$10,297

Three Months Ended October 31, 2012	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$23,105	$18,815	$15,262	$1,716	$3,360	$62,258
Real estate expenses	9,009	9,196	4,180	455	1,209	24,049
Gain on involuntary conversion	2,263	0	0	0	0	2,263
Net operating income	$16,359	$9,619	$11,082	$1,261	$2,151	40,472
Depreciation/amortization						(15,758)
Administrative, advisory and trustee services						(2,061)
Other expenses						(513)
Interest expense						(15,727)
Interest and other income						203
Income from continuing operations						6,616
Income from discontinued operations						3,394
Net income						$10,010

Six Months Ended October 31, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$50,234	$38,681	$32,098	$3,953	$6,731	$131,697
Real estate expenses	22,234	19,278	8,412	1,052	2,363	53,339
Gain on involuntary conversion	966	0	0	0	0	966
Net operating income	$28,966	$19,403	$23,686	$2,901	$4,368	79,324
Depreciation/amortization						(36,352)
Administrative, advisory and trustee services						(5,280)
Impairment of real estate investments						(265)
Other expenses						(1,357)
Interest expense						(29,500)
Interest and other income						862
Income from continuing operations						7,432
Income from discontinued operations						6,081
Net income						$13,513

Six Months Ended October 31, 2012	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$44,314	$37,169	$30,334	$3,300	$6,486	$121,603
Real estate expenses	18,301	18,321	8,259	944	2,289	48,114
Gain on involuntary conversion	2,263	0	0	0	0	2,263
Net operating income	$28,276	$18,848	$22,075	$2,356	$4,197	75,752
Depreciation/amortization						(31,201)
Administrative, advisory and trustee services						(4,157)
Other expenses						(1,032)
Interest expense						(31,544)
Interest and other income						345
Income from continuing operations						8,163
Income from discontinued operations						3,843
Net income						$12,006